Exhibit 10.1

AMENDMENT NO. 2 TO CONTENT AGREEMENT

THIS AMENDMENT No. 2 (“Amendment”) is made and effective as of November 1, 2004 (the “Effective Date”) pursuant to Section 9.4 of the Content Agreement dated as of November 1, 2002 and amended as of March 1, 2004 (the “Agreement”) between HCA - Information Technology & Services, Inc., a Tennessee corporation with an address of 2555 Park Plaza, Nashville, TN 37203 (“Licensee”) and HealthGate Data Corp., a Delaware corporation with an address of 25 Corporate Drive, Burlington, MA 01803 (“HealthGate”).

Licensee and HealthGate hereby agree as follows:

1.         The Agreement is hereby renewed for an additional two (2) year Term commencing on November 1, 2004.

2.         Section 1.5 of the Agreement is hereby amended to read as follows:  “Expiration Date” shall mean October 31, 2006.

3.         The third and fourth sentences of Section 2.3(a) of the Agreement are hereby amended to read as follows:

The maximum number of hospitals and health related facilities to which Licensee can provide the Licensed Content shall be limited to a total of four hundred eighty (480). There shall be no limit to the number of free-standing centers, home health agencies, surgery centers, physician practices, medical laboratories and pharmacies that can link to the Licensed Content through one of the four hundred eighty (480) facilities’ websites provided that they are an Affiliate or a Participant.

4.         Section 2.3 of the Agreement is hereby amended to add the following:

(d)       In furtherance and not in limitation of the foregoing provisions, Licensee may display the Licensed Content listed on Schedule A-2 attached hereto via Licensee’s secure corporate intranet service (“Atlas”).

5.         Section 2 of the Agreement is hereby amended to add the following:

2.7           Services.  HealthGate will perform the services set forth on Schedule C at no additional charge to Licensee.

6.         Section 6.1.1 of the Agreement is hereby deleted in its entirety.

7.         Section 9.6.2 of the Agreement is hereby amended to read as follows:  “Notwithstanding Section 9.6.1, the parties shall be permitted to make necessary filings with the Securities and Exchange Commission with respect to this Agreement”.

8.         Schedule A of the Agreement is hereby amended in its entirety so that, as amended, it will read as the Schedule A attached to this Amendment and all references to Schedule A will mean the Schedule A attached to this Amendment.

9.         The Schedule A-2 attached to this Amendment will be attached to and made a part of the Agreement and all references to Schedule A-2 will mean the Schedule A-2 attached to this Amendment.

10.       Schedule B of the Agreement is hereby amended in its entirety so that, as amended, it will read as the Schedule B attached to this Amendment and all references to Schedule B will mean the Schedule B attached to this Amendment.

11.       The Schedule C of the Agreement is hereby deleted in its entirety and replaced with the new Schedule C attached to this Amendment which will be attached to and made a part of the Agreement and all references to Schedule C will mean the Schedule C attached to this Amendment.

12.       Except as otherwise expressly provided herein, all of the terms and conditions of the Agreement will remain in full force and effect.

IN WITNESS WHEREOF, duly authorized representatives of the parties have executed this Amendment No. 2 under seal as of and effective the date first written above:

HealthGate Data Corp.		HCA – Information Technology & Services, Inc.

By:	/s/ Veronica Zsolcsak	By:	/s/ Noel Williams

Name: Veronica Zsolcsak		Name: Noel Williams

Title: Chief Financial Officer		Title: President

Date:	10/19/04	Date:	11/1/04